Exhibit 99.1

Filed by SanDisk Corporation Pursuant to Rule 425

Under the Securities Act of 1933

And Deemed Filed Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: SanDisk Corporation

Commission File No.: 000-26734

Western Digital’s Acquisition of SanDisk Creates a Global Leader in Storage Technology OCTOBER 21, 2015

Safe harbor/disclaimers Forward-looking statements Forward-Looking Statements This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Western Digital’s proposed business combination transaction with SanDisk (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Western Digital’s (and Western Digital’s and SanDisk’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Western Digital (and the combined businesses of Western Digital and SanDisk), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Western Digital and SanDisk based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Western Digital’s and SanDisk’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon the current expectations of Western Digital’s and SanDisk’s management and include known and unknown risks, uncertainties and other factors, many of which Western Digital and SanDisk are unable to predict or control, that may cause Western Digital’s or SanDisk’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Western Digital’s and SanDisk’s filings with the Securities and Exchange Commission (the “SEC”). Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that SanDisk’s or Western Digital’s stockholders do not approve the merger, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the merger, uncertainties as to the timing of the merger, the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval, adverse effects on Western Digital’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, costs and difficulties related to the integration of SanDisk’s businesses and operations with Western Digital’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on Western Digital’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions. In addition to the factors set forth above, other factors that may affect Western Digital’s or SanDisk’s plans, results or stock price are set forth in Western Digital’s and SanDisk’s respective filings with the SEC, including Western Digital’s and SanDisk’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Many of these factors are beyond Western Digital’s and SanDisk’s control. Western Digital and SanDisk caution investors that any forward-looking statements made by Western Digital or SanDisk are not guarantees of future performance. Western Digital or SanDisk do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Safe harbor/disclaimers Forward-looking statements Additional Information This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Western Digital and SanDisk. In connection with the proposed merger, Western Digital intends to file a registration statement on Form S-4 with the SEC that contains a preliminary joint proxy statement of SanDisk and Western Digital that also constitutes a preliminary prospectus of Western Digital. After the registration statement is declared effective, Western Digital and SanDisk will mail the definitive proxy statement/prospectus to their respective stockholders. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Western Digital or SanDisk may file with the SEC and send to Western Digital’s and/or SanDisk’s stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF WESTERN DIGITAL AND SANDISK ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus (when filed) as well as other filings containing information about Western Digital and SanDisk, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.wdc.com. Copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com. Participants in Solicitation Western Digital, SanDisk and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Western Digital’s executive officers and directors in Western Digital’s definitive proxy statement filed with the SEC on September 23, 2015. You can find information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015. You can obtain free copies of these documents from Western Digital and SanDisk, respectively, using the contact information above. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

Western Digital’s Acquisition of SanDisk Western Digital is acquiring SanDisk for approximately $19 billion in a cash and stock transaction Combination of Western Digital and SanDisk creates a global leader in storage technology Acquisition at $86.50 a share financed with balance sheet cash, $17 billion of new debt and equity consideration

Strategic Rationale Combination creates a global leader in storage technology Doubles addressable market and enhances position in higher growth segments Strong up-the-stack positioning with robust portfolio to address rapidly evolving storage trends We expect to achieve full annual run-rate synergies of $500M within 18 months post-closing Technology leadership with captive NAND supply Achieves immediate scale and margin expansion Solid State Storage Removable memory Embedded flash ReRAM cSSD eSSD Infrastructure, Solutions, & Services Backup appliance Software defined storage Flash arrays Personal storage Analytics appliance Cloud storage services Cloud Gateway Core HDD

1 Western Digital LTM as of 10/02/2015. Western Digital at a Glance Leading market position in Hard Disk Drives (HDDs) Fast growing eSSD business with strong up-the-stack positioning Rich base of technologies with 10,000+ patents and applications worldwide Strong financial profile with $14.0 billion in LTM1 revenues, consistent profitability and liquidity Strong track record of value creation through strategic M&A and industry leading partnerships

Storage: Core Enabler of the Data-Driven Economy Source: IDC: “The Digital Universe of Opportunities: Rich Data and the Increasing Value of the Internet of Things,” sponsored by EMC Corp., April 2014. ~40% CAGR process, record analyze unified distributed 42% Companies Using Sensor or Machine Generated Data >75% of All New Cloud Apps will be Big Data Intensive Changing Workloads 44 ZB 2020 4.4 ZB 2013 (1ZB = 1B TB) Growth in Data Usage Mobile Devices Connected Life Mobility & Consumerization of IT Increased Business Agility Months Days Hours Minutes Traditional Virtual Converged SDx Accelerated Time to Deploy Strong Growth for Storage Devices & New Solutions Data Center Infrastructure Personal Public Private

LTM Revenue1 Note: Individual Western Digital and SanDisk LTM revenues do not add up to pro forma LTM revenue due to rounding. 1 LTM revenues based on most recent public filings, Wall Street research and Gartner; Western Digital LTM as of 10/02/2015 and SanDisk LTM as of 09/30/2015; Intel represents 2014 numbers Creates a Global Leader in Storage Technology $ in billion Enhanced scale and diversity strengthens ability to capture opportunities in an evolving landscape (Information Storage) $19.7 (NAND) (NAND) (NAND) (Storage and Memory) (NAND) $16.6 $14.0 $13.7 $11.4 $9.1 $6.0 $5.8 $5.3 $3.6 $1.9

2015 TAM HDD eSSD1 $30 billion $7 billion $37 billion Source: Gartner, IDC. 1 Represents Enterprise Solid State Drives. 2 Includes Client SSD, Embedded Flash, Removable Flash and other NAND Flash based storage products. $76 billion $33 billion $30 billion 2017 TAM $13 billion >2x Doubles Addressable Market and Enhances Position in Higher Growth Segments Other Solid State Storage2 HDD eSSD1

Strong up-the-stack positioning Datacenter Hardware MyCloud HDD Software & Systems Enterprise Client (i.e. Desktop, NB) Embedded (i.e. mobile phones) Removable (i.e. retail product) NAND / SSD Comprehensive Storage Technology Platform Powerful Multi-channel Distribution Platform Representative Customers Client (i.e. Desktop, NB) Enterprise Branded Solutions Hyperscale Cloud Providers Retail Robust Platform Enables Innovation in a Rapidly Evolving Storage Market Retail

World’s most advanced 2D NAND (15nm) Strong 3D IP portfolio – commercializing 2nd generation 3D NAND in 2016 ReRAM technology development 6,500+ patents / applications NAND memory, systems & packaging 3,000+ engineers Leading HDD and enterprise SSD supplier First and only supplier of helium-filled HDD World’s first 10TB drive for archive applications 10,000+ patents / applications One of the storage industry’s largest portfolios 9,700+ engineers Broadest portfolio of storage technology solutions in the industry Technology Leadership Driven by IP and Talent

R&D Shared IP Fab process technology & manufacturing Continued Partnership with Toshiba Enables Vertical Integration R&D Toshiba / SanDisk JV has had a successful 15 year history Current collaboration extends through 3D NAND and ReRAM Technology leadership through JV driven by deep collaboration across design and process capabilities JV provides stable NAND supply at scale through a capital-efficient business model

Significant Synergy Opportunities Vertical integration G&A consolidation Overlapping go-to-market (GTM) consolidation R&D efficiency We expect to achieve full annual run-rate synergies of $500M within 18 months post-closing

Stock Price Unisplendour Investment HGST / Intel JV Agreement Key Acquisitions and Partnerships Successful Track Record of M&A, Partnerships and Shareholder Value Creation 600%+ Shareholder Value Creation1 1 Includes value creation from stock price appreciation and reinvested dividends. Oct-2005 Jun-2007 Feb-2009 Oct-2010 Jun-2012 Feb-2014 Oct-2015 $0 $20 $40 $60 $80 $100 $120

SanDisk at a Glance


Software
FlashSoft
ioN | ACCELERATOR
Enterprise
Client
SSD,
Software
& Systems
Removable
Embedded

Vertically Integrated Manufacturing

Japan



Semiconductor Fabs

China



Die Packaging & Test

Malaysia



Integrated SSD Manufacturing

- Global leadership in Solid State Drives (SSDs) and NAND Flash
- Leading enterprise SSD portfolio supporting Hyperscale / Cloud
- Expertise in engineering, manufacturing, operations and marketing
- Large and diverse patent portfolio of 6,500+ patents and applications
- Financial strength with $5.8 billion in LTM[1] revenues

Revenues ($bn)


$6.6
12%
CAGR
$2.3
2005
2014

1 SanDisk LTM as of 9/30/2015.

15
© 2015 WESTERN DIGITAL CORP. ALL RIGHTS RESERVED.

Western Digital

Transaction Details Per Share Consideration Transaction Consideration $86.50 per share $85.10 in cash, $1.40 in equity if Unisplendour transaction closes $67.50 in cash, $19.00 in equity otherwise Cash / equity mix subject to adjustment if SanDisk cash balance falls below target thresholds Approximately $19 billion of total consideration Sources of Financing $17.4 billion of debt $6.8 billion1 of balance sheet cash $0.9 billion1,2 of equity consideration Approval Process Approval by SanDisk shareholders required Certain regulatory approvals Other Considerations Expected closing by end of CQ3 2016, subject to customary closing conditions Detailed merger integration plan in place to catalyze growth and become a vertically integrated, media-agnostic storage technology leader 1 Assumes closing of Unisplendour investment. 2 Includes value of unvested options and restricted stock units (RSUs).

Expect to be non-GAAP EPS accretive within 12 months of the transaction close 1 LTM EBITDA as of 6/30/2015 including synergies from MOFCOM and SanDisk transactions. Capital Structure Optimized to Maximize Flexibility and Value Creation Debt Facilities $17.4 billion of new debt at closing $1.0 billion revolving credit facility Facility allows for dividends and repurchases Management committed to conservative credit profile and deleveraging over time Pro Forma Capitalization ($ in billion) xLTM EBITDA (w/ synergies)1 Gross Debt $17.4 3.2x Cash $7.7 1.4x Net Debt $9.7 1.8x Capital Allocation Combined company expected to maintain dividend policy Enables ongoing ability to maximize strategic opportunities Rapid deleveraging will enhance future flexibility

Western Digital Non- GAAP LTM1 SanDisk Non- GAAP LTM2 Combined Non-GAAP LTM Revenue $14.0B $5.8B $19.7B Gross Margin 30% 44% 34% R&D 11% 14% 12% SG&A 5% 9% 6% Operating Margin 14% 20% 16% Non-GAAP financials exclude amortization of intangibles, stock-based compensation expense and one-time charges. 1 LTM as of 10/02/2015. 2 LTM as of 9/30/2015. Achieves Immediate Scale and Margin Expansion

Appendix C --- Complete Portfolio And End-Market Diversity Combination Drives Revenue Diversification Across Multiple Categories Note: LTM as of 6/30/2015. 1 PC revenues for SanDisk represents revenues from Client SSD SSD / NAND HDD Pro-forma LTM Revenue Segmentation Non-PC PC By Product By End Market1 Europe, Middle East, Africa Americas Asia By Geography 94% 6% 33% 67% 41% 59% 68% 32% 28% 22% 50% 25% 34% 41% 33% 67%

Summary Combination creates a global leader in storage technology Doubles addressable market and enhances position in higher growth segments Strong up-the-stack positioning with robust portfolio to address rapidly evolving storage trends We expect to achieve full annual run-rate synergies of $500M within 18 months post-closing Technology leadership with captive NAND supply Achieves immediate scale and margin expansion Solid State Storage Removable memory Embedded flash ReRAM cSSD eSSD Infrastructure, Solutions, & Services Backup appliance Software defined storage Flash arrays Personal storage Analytics appliance Cloud storage services Cloud Gateway Core HDD

Q & A